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                                                                    EXHIBIT 11.1


                                   AWARE, INC.
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                                      COMPUTATION OF PRIMARY AND FULLY DILUTED
                                             NET INOME (LOSS) PER SHARE
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                                                                                       THREE MONTHS ENDED
                                                                                            JUNE 30,
                                                                                    -------------------------
                                                                                        1996          1995
                                                                                    -----------    ----------

Net income (loss) ..............................................................    $    48,668    $ (530,282)
                                                                                    ===========    ==========

Weighted average number of common and common stock
   equivalent shares outstanding:
      Common stock .............................................................      7,248,575     1,166,860
      Convertible preferred common stock equivalents ...........................      7,473,518             -
      Option common stock equivalent shares ....................................        985,922             -
      Effect of SAB 83 .........................................................        882,289       882,289
                                                                                    -----------    ----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per share .......     16,590,304     2,049,149
      Incremental shares to reflect full dilution ..............................              -             -
                                                                                    -----------    ----------
          Total shares for purpose of calculating fully diluted net
               income (loss) per share .........................................     16,590,304     2,049,149
                                                                                    ===========    ==========

Primary net income (loss) per share ............................................    $      0.00    $    (0.26)
                                                                                    ===========    ==========
Fully diluted net income (loss) per share ......................................    $      0.00    $    (0.26)
                                                                                    ===========    ==========

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                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                                    -------------------------
                                                                                        1996          1995
                                                                                    -----------    ----------

Net income (loss) ..............................................................    $    89,819    $ (617,495)
                                                                                    ===========    ==========

Weighted average number of common and common stock
   equivalent shares outstanding:
      Common stock .............................................................      4,299,939     1,158,493
      Convertible preferred common stock equivalents ...........................     10,136,647             -
      Option common stock equivalent shares ....................................        875,861             -
      Effect of SAB 83 .........................................................        882,289       882,289
                                                                                    -----------    ----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per share .......     16,194,736     2,040,782
      Incremental shares to reflect full dilution ..............................        110,061             -
                                                                                    -----------    ----------
          Total shares for purpose of calculating fully diluted net
               income (loss) per share .........................................     16,304,797     2,040,782
                                                                                    ===========    ==========

Primary net income (loss) per share ............................................    $      0.01    $    (0.30)
                                                                                    ===========    ==========
Fully diluted net income (loss) per share ......................................    $      0.01    $    (0.30)
                                                                                    ===========    ==========
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